EXHIBIT 99.1

United States Antimony Corporation

Reports First Quarter 2024 Results

THOMPSON FALLS, MT / ACCESSWIRE / May 15, 2024 / United States Antimony Corporation ("USAC" or the “Company” or “U.S. Antimony Corporation”), (NYSE American: UAMY) reports today its first quarter 2024 financial and operational results. Revenues for the first quarter of 2024 increased 28%, or $621k, to $2.83 million, compared to the first quarter of 2023, while cost of sales only increased 11%, or $192k, during the same period. This in-turn allowed gross profit to increase 108%, or $428k, quarter over quarter. Operating expenses increased $577k, or 183%, quarter over quarter to $892k, of which $205k of the increase was non-cash stock compensation.

Additionally, the company reported federal grant income in the first quarter of last year of $85k, however, no federal grant income was reported in the first quarter of 2024. The Company reported net income of $86k for the three months ended March 31, 2024.

As the Company announced on March 11, 2024, all operational activities in Mexico have ceased and this subsidiary is now reported as a “Discontinued Operation”. Overhead was substantially reduced, and business brokers are currently being interviewed to handle future disposition of these assets and/or entities. The historical drain of these operations on USAC have ceased with this decision.

The cash position of the Company at March 31, 2024 was $11.94 million, up $42k from December 31, 2023.

Commenting on the First Quarter 2024 operational and financial results, Mr. Gary C. Evans, Chairman and Co-CEO of U.S. Antimony Corporation stated, “We believe this first quarter of 2024 was truly a turning point for the Company. We discontinued the historical money losing operations in Mexico and continued to improve the operational performance of the U.S. based assets. The financial results reported today exemplify that occurrence. Most importantly, we have also protected our strong cash position and continue to maintain an extremely liquid balance sheet.”

While we are active in making necessary management and supervisor changes at Bear River Zeolite (three new hires since January 29, 2024) and continue to enhance operations with both mechanical and equipment changes having been made, we still experienced over 30 days of downtime during the first quarter of 2024. This is unacceptable. However, we are seeing a dramatic improvement in the overall operating environment at Bear River Zeolite which is leading to higher throughput, improved customer order delivery times, and safety. These necessary improvements will be further observed in future financial reports to our shareholders. The demand for this universally accepted hard mineral continues to expand with a wide diversity of customers. It is also noteworthy that the worldwide antimony metal market price has increased over 34% from $5.31 per pound on December 31, 2023 to $7.14 per pound as of May 10, 2024. Our Thompson Falls antimony processing facility continues to run seamlessly under the direction of Gus Gustavsen, the Divisional President.

As mentioned in our most recent conference call held on April 17, 2024, management is actively pursuing potential acquisition(s) in addition to new mineral leasing activities for both antimony and zeolite within the United States. Due to confidentiality and competitive reasons surrounding these ongoing activities, the Company is not yet in a position to further disclose these various transactions.

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S. and Mexico (“USAC”, the “Company”, “Our”, “Us”, or “We”) sell processed antimony, zeolite, and precious metals products in the U.S. and Canada. The Company processes antimony ore primarily into antimony oxide, antimony metal, and antimony trisulfide. Our antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Our antimony metal is used in bearings, storage batteries, and ordnance. Our antimony trisulfide is used as a primer in ammunition. In its operations in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in soil amendment and fertilizer, water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, and other miscellaneous applications. We recover certain amounts of precious metals, primarily gold and silver, at our plant in Montana from antimony concentrates.

1

United States Antimony Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended
	March 31, 2024	March 31, 2023
REVENUES	$2,831,390	$2,210,844
COST OF REVENUES	2,008,486	1,816,001
GROSS PROFIT	822,904	394,843
OPERATING EXPENSES:
General and administrative	455,394	141,271
Salaries and benefits	241,605	127,692
Professional fees	177,157	46,004
Loss on disposal of property, plant and equipment	17,494	-
TOTAL OPERATING EXPENSES	891,650	314,967
INCOME (LOSS) FROM OPERATIONS	(68,746)	79,876
OTHER INCOME (EXPENSE):
Interest and investment income	150,851	122,372
Trademark and licensing income	6,368	7,525
Other miscellaneous income (expense)	(2,372)	83,608
TOTAL OTHER INCOME	154,847	213,505
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	86,101	293,381
Income tax expense	-	-
INCOME FROM CONTINUING OPERATIONS	86,101	293,381
Discontinued operations:
Loss from discontinued operations before income taxes	(408,869)	(1,100,365)
Income tax expense	-	-
Loss from discontinued operations	(408,869)	(1,100,365)
Net loss	(322,768)	(806,984)
Preferred dividends	(1,875)	(1,875)
Net loss available to common stockholders	($324,643)	($808,859)
Basic and diluted earnings per common share:
Income from continuing operations	$nil	$nil
Loss from discontinued operations	$nil	($0.01)
Net loss	$nil	($0.01)

Weighted average shares outstanding:
Basic	107,908,306	107,260,472
Diluted	107,908,306	107,260,472

2

United States Antimony Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,941,298	$11,899,574
Certificates of deposit	22,216	72,898
Accounts receivable, net	1,057,742	625,256
Inventories, net	653,010	1,019,154
Prepaid expenses and other current assets	117,167	92,369
Current assets held for sale	215,110	366,955
Total current assets	14,006,543	14,076,206
Properties, plants and equipment, net	7,709,812	7,765,045
Restricted cash for reclamation bonds	55,060	55,061
Other assets	18,098	18,098
Non-current assets held for sale	6,215,574	6,180,585
Total assets	$28,005,087	$28,094,995
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$403,441	$330,147
Accrued liabilities	117,822	109,341
Accrued liabilities - directors	167,059	124,810
Royalties payable	52,527	153,429
Long-term debt, current portion	7,170	28,443
Current liabilities held for sale	158,103	151,288
Total current liabilities	906,122	897,458

Stock payable to directors	38,542	38,542
Asset retirement obligations	1,119,832	1,101,561
Non-current liabilities held for sale	536,466	536,466
Total liabilities	2,600,962	2,574,027
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock $0.01 par value, 10,000,000 shares authorized:
Series A: 0 shares issued and outstanding	-	-
Series B: 750,000 shares issued and outstanding (liquidation preference $969,375 and $967,500, respectively)	7,500	7,500
Series C: 177,904 shares issued and outstanding (liquidation preference $97,847 both years)	1,779	1,779
Series D: 0 shares issued and outstanding	-	-
Common stock, $0.01 par value, 150,000,000 shares authorized; 108,438,984 and 107,647,317 shares issued and outstanding, respectively	1,084,389	1,076,472
Additional paid-in capital	64,051,844	63,853,836

Accumulated deficit	(39,741,387)	(39,418,619)
Total stockholders' equity	25,404,125	25,520,968
Total liabilities and stockholders' equity	$28,005,087	$28,094,995

3

United States Antimony Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	March 31, 2024	March 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
Net income from continuing operations	$86,101	$293,381
Adjustments to reconcile net income from continuing operations to net cash provided (used) by operating activities of continuing operations:
Depreciation and amortization	106,147	69,332
Accretion of asset retirement obligation	18,271	375
Loss on disposal of property, plant, and equipment	17,494	-
Write down of inventory to net realizable value	80,143	-
Share-based compensation	205,925	-
Other non-cash items	(15,695)	2,041
Changes in operating assets and liabilities:
Accounts receivable, net	(432,486)	(919,819)
Inventories, net	286,001	(76,504)
Prepaid expenses and other current assets	(24,798)	(141,852)
Accounts payable	73,294	158,942
Accrued liabilities	8,481	(55,425)
Accrued liabilities – directors	42,249	19,746
Royalties payable	(100,902)	(419,191)
Net cash provided (used) by operating activities of continuing operations	350,225	(1,068,974)
CASH FLOWS FROM INVESTING ACTIVITIES OF CONTINUING OPERATIONS:
Proceeds from redemption of certificates of deposit	50,682	-
Purchases of properties, plant, and equipment	(52,713)	(501,202)
Net cash used by investing activities of continuing operations	(2,031)	(501,202)
CASH FLOWS FROM FINANCING ACTIVITIES OF CONTINUING OPERATIONS:
Payments on dividends payable	-	(787,730)
Principal payments on long-term debt	(21,273)	(23,022)
Net cash used by financing activities of continuing operations	(21,273)	(810,752)
Net cash flows provided (used) by continuing operations	326,921	(2,380,928)
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash used by operating activities	(285,198)	(1,204,818)
Net cash used by investing activities	-	(113,568)
Net cash flows used by discontinued operations	(285,198)	(1,318,386)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	41,723	(3,699,314)
|CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	11,954,635	19,117,666
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$11,996,358	$15,418,352

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock buyback and retirement	-	$202,980
Conversion of Preferred Series D to Common Stock	-	$16,926

4

Forward-Looking Statements:

Readers should note that, in addition to the historical information contained herein, this press release may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs concerning future developments and their potential effects on the Company including matters related to the Company's operations, pending contracts and future revenues, financial performance, and profitability, ability to execute on its increased production and installation schedules for planned capital expenditures, and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-K, Form 10-Q, and Form 8-K with the Securities and Exchange Commission.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance.

Contact:

United States Antimony Corporation

PO Box 643

47 Cox Gulch Rd.

Thompson Falls, Montana 59873-0643

406-606-4117

E-Mail: info@usantimony.com

Source: United States Antimony Corporation

5